EXHIBIT 99.1

R&G FINANCIAL CORPORATION REVISES PREVIOUSLY ANNOUNCED EARNINGS
FOR SEPTEMBER 30, 2004 QUARTER

San Juan, Puerto Rico, November 15, 2004 — R&G Financial Corporation (NYSE: RGF), the financial holding company of R-G Premier Bank, R-G Crown Bank, and R&G Mortgage Corp, today announced that in connection with the filing of its third quarter Form 10-Q, it has revised its earnings for the quarter and nine months ended September 30, 2004 from what was previously announced in its third quarter earnings press release issued on October 22, 2004. As a result of the accounting changes described herein, the Company’s consolidated income for the quarter and nine months ended September 30, 2004 will decrease by approximately $3.9 million or $0.08 per diluted share for the third quarter of 2004 and $0.09 per diluted share for the nine months ended September 30, 2004, to $37.0 million and $116.3 million, or $0.64 and $2.03 per diluted share, respectively. For the quarter and nine months ended September 30, 2004, the Company previously indicated in its earnings release net income of $40.9 million and $120.2 million, or $0.72 and $2.12 per diluted share, respectively.

The Company previously reported in its earnings release that it had incurred trading losses of $24.0 million during the three months ended September 30, 2004 on derivative instruments held by the Company, including derivatives held for interest rate risk management purposes. Specifically, during the quarter ended September 30, 2004, the Company determined that it was appropriate to report losses related to some of its retained beneficial interests resulting from past and ongoing financial asset transfers accounted for as sales as trading derivatives in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Pursuant to SFAS No. 133, such instruments are marked-to-market quarterly, with unrealized gains and losses recorded in the Company’s consolidated statements of income. Prior to the September 2004 quarter, the Company had reported all of such retained beneficial interests at fair value as interest-only strips and classified them as available for sale securities, with unrealized marked-to-market gains or losses recorded in other comprehensive income in the Company’s consolidated financial statements. As a result of the application of SFAS 133 to such transactions, the Company in its earnings release included a $14.0 million trading loss on certain of such retained residual interests during the quarter ended September 30, 2004. The Company also previously reported a $10.0 million loss related to a decrease in the fair value hedge the Company had acquired for interest-rate risk management purposes, which lost value due to the flat yield curve environment in the quarter.

When the Company delayed the filing of its Form 10-Q for the September 2004 quarter, it disclosed that it was reviewing certain information regarding past sale transactions to determine whether the application of SFAS 133 to its residual interests is appropriate to events that occurred during the second and/or third quarter of 2004. The Company has concluded that it is appropriate to reduce by $2.5 million its trading loss related to its residual interests classified as trading derivatives, for aggregate trading losses of $21.5 million. In addition, the Company has determined that certain interest-only strips that are classified as available for sale securities were impaired. As such, the Company has recorded a permanent impairment charge of $8.8 million in accordance with EITF 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets, which is the primary reason for the change to previously released earnings information.

The effect of the above accounting changes will be set forth in greater detail in the Company’s Form 10-Q that is being filed with the SEC today.

R&G Financial, currently in its 32nd year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries: R-G Premier Bank of Puerto Rico, R-G Crown Bank, the Company’s Florida federal savings bank with branches in the Orlando and Tampa/St. Petersburg Florida markets, R&G Mortgage Corp., Puerto Rico’s second largest mortgage banker, Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Continental Capital Corporation, R-G Crown’s New York and North Carolina based mortgage banking subsidiary, Home and Property Insurance Corporation, its Puerto Rico insurance agency, and R-G Investments Corporation, its Puerto Rico broker-dealer. As of September 30, 2004 the Company, with total assets of $9.2 billion, operated 32 bank branches in Puerto Rico, 15 bank branches in the Orlando and Tampa/St. Petersburg Florida markets, 5 mortgage and 6 commercial lending offices in the United States, and 55 mortgage offices in Puerto Rico, including 26 facilities located with R-G Premier’s branches.

The press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, the Company wishes to advise readers that the factors listed above could affect the company’s financial performance and could cause the company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.